UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 5, 2014

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)
O’Hara House, 3 Bermudiana Road Hamilton, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 –	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)            On June 5, 2014, Mr. David Sturgeon, the principal financial officer of Central European Media Enterprises Ltd. (the “Company”), has been appointed as Chief Financial Officer of the Company.  In connection therewith, Mr. Sturgeon entered into an amendment (the “Amendment”) to his Amended and Restated Contract of Employment dated July 27, 2010, as amended, with CME Media Services Limited, the Company’s wholly owned subsidiary (filed with the SEC on July 28, 2010 as Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010).  Under the terms of the Amendment, Mr. Sturgeon’s annual salary is $500,000 and he is entitled to earn annual bonus pursuant to guidelines set forth in the Company’s management compensation policy, with the target amount he is entitled to earn for an annual bonus equal to 100% of his annual salary.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date: June 5, 2014	/s/ David Sturgeon
David Sturgeon Chief Financial Officer